                                                                    Exhibit 99.1

(CAMBREX LOGO)

Date:    October 27, 2005
Contact: Luke M. Beshar                   Anne-Marie Hess
         Executive Vice President & CFO   Director, Investor Relations
Phone:   201-804-3010                     201-804-3062
Email:   luke.beshar@cambrex.com          annemarie.hess@cambrex.com
Release: Immediate

                   CAMBREX REPORTS THIRD QUARTER 2005 RESULTS

     EAST RUTHERFORD, NJ - October 27, 2005 - Cambrex Corporation (NYSE: CBM) reports third quarter 2005 results for the period ended September 30, 2005. Sales increased 5.3% to $104.5 million in the third quarter 2005, including a 0.6% unfavorable impact from foreign currency, from $99.3 million in the third quarter 2004 due to higher sales in the Human Health and Bioproducts segments. A record third quarter in Human Health sales resulted from higher sales of advanced intermediates, active pharmaceutical ingredients (APIs) and animal health products.

     The Company broke even in the third quarter 2005 compared to a loss from continuing operations of $44.9 million, or $1.72 per diluted share in the third quarter 2004. In the third quarter 2005 an environmental reserve of $1.3 million or $0.05 per diluted share was recorded in Administrative Expense for the expected cost of environmental remediation of a former site. In the third quarter 2004, a goodwill impairment of $48.7 million or $1.87 per diluted share was recorded within the Biopharma segment's Operating Expense.

     The Company has made progress on its top objective for 2005 of building its portfolio of contract development and manufacturing projects for its Biopharma, Cell Therapy (within the Bioproducts segment) and Human Health businesses. Through the end of the third quarter 2005, the Company is pleased to report that its total number of contract development and manufacturing projects has increased 66%.

                               Number of projects

                End     End
Project type   2004   Q3-2005   % Change
------------   ----   -------   --------
Biopharma       15       25        67%
Cell Therapy     8       16       100%
Human Health    39       62        59%

     Cost reductions are also a priority in 2005. Year to date the Company's corporate operating expenses declined $1.7 million or approximately 10%, despite a $1.3 million environmental reserve expense described below.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

BIOPRODUCTS

     The Bioproducts segment includes products and services for research and therapeutic applications. Bioproducts sales in the third quarter 2005 increased 5.2% to $35.7 million, including a 0.2% unfavorable impact from foreign currency, from $34.0 million in the third quarter 2004 due to higher volumes and pricing in both research and therapeutic application categories.

     Third quarter 2005 Bioproducts gross margin decreased to 51.7% from 54.9% in the third quarter 2004 primarily due to higher production costs partially offset by better volumes and pricing. Foreign currency unfavorably impacted Bioproducts gross margin by 0.1 percentage point in the third quarter 2005.

     Third quarter 2005 Bioproducts operating profit margin decreased to 14.1% from 18.8% in the third quarter 2004 primarily due to additional sales and marketing personnel in Europe and higher R&D spending for rapid microbial detection product development.

     "We did see some weakness in the research market in the quarter and as a result, sales growth was slightly less than expected," commented John R. Leone, Cambrex President and Chief Executive Officer. "However, Bioproducts continues to perform well overall and we are on target on a year to date basis with revenue growth of 11%."

BIOPHARMA

     The Biopharma segment consists of the Company's contract biopharmaceutical process development and manufacturing business. Sales in the third quarter 2005 decreased 26.3% to $8.4 million from $11.4 million in the third quarter 2004 due to lower suite revenues resulting from the timing of client projects partially offset by new client process development revenues.

     Third quarter 2005 Biopharma gross margin decreased to -25.5% versus 16.6% in the third quarter 2004 principally due to lower volume and adverse revenue mix.

     Third quarter 2005 Biopharma operating loss was $4.4 million versus $49.2 million in the third quarter 2004. The third quarter 2005 operating loss resulted from lower revenues and gross profit margins. The third quarter 2004 operating loss includes a goodwill impairment within the Biopharma business of $48.7 million or $1.87 per diluted share.

     Foreign currency had no impact on Biopharma sales, gross margin or operating profit margin.

     "While the timing of projects impacted the quarter, we have several late stage projects which are expected to provide us with a sound foundation for 2006," commented Mr. Leone. "We anticipate the Biopharma business to approximately break even in the fourth quarter 2005, a significant milestone in its recovery."

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

HUMAN HEALTH

     The Human Health segment consists of small molecule active pharmaceutical ingredients (APIs), advanced intermediates and other products derived from organic chemistry. Human Health sales in the third quarter 2005 increased 12.0% to $60.4 million, including a 1.0% unfavorable impact due to foreign currency, from $53.9 million in the third quarter 2004. The increased sales reflect higher volumes of advanced intermediates, APIs and animal health products.

     Third quarter 2005 Human Health gross margin decreased to 33.9% from 34.6% in the third quarter 2004 primarily due to foreign currency which unfavorably impacted gross margin by 1.4 percentage points in the third quarter 2005.

     Third quarter 2005 operating profit margins increased to 18.8% from 17.0% due primarily to higher sales and cost controls.

     "Custom development revenues increased 39% in the quarter, an encouraging indicator of the future growth of the Human Health segment," commented Mr. Leone. "We continue to build momentum with a robust project portfolio of late phase projects."

THIRD QUARTER 2005 OPERATING, INTEREST AND TAX EXPENSE

     Sales and Marketing expense increased to $8.5 million, or 8.1% of sales, from $7.6 million, or 7.6% of sales, principally due to additional sales and marketing personnel in Europe in the Bioproducts segment.

     Third quarter 2005 Research and Development Expense increased to $4.9 million, or 4.7% of sales, from $4.5 million, or 4.5% of sales, in the third quarter 2004 primarily due to higher expenses in the Bioproducts and Human Health segments to support new product launches and increased custom development pipelines.

     Third quarter 2005 Administrative Expense decreased to $16.8 million, or 16.0% of sales, from $17.7 million, or 17.8% of sales, in the third quarter 2004 primarily due to lower corporate expenses and approximately $0.1 million impact from foreign currency. Included in third quarter 2005 Administrative Expense is the previously mentioned environmental reserve of $1.3 million for a former site. This operating site was moved to another location prior to Cambrex purchasing the business and was never operated by Cambrex.

     Third quarter 2005 Net Interest Expense decreased to $2.8 million from $2.9 million in the third quarter 2004 due to a lower debt balance partially offset by a higher average interest rate. The average interest rate in the third quarter 2005 was 5.8% versus 5.5% reported in the third quarter 2004.

     The tax rate in the third quarter 2005 increased to 101.4% compared to -5.9% in the third quarter of 2004 primarily due to the geographic distribution of income.

     Capital expenditures for the third quarter 2005 were $9.9 million and depreciation was $8.9 million compared to $9.6 million and $9.5 million, respectively, in the third quarter 2004.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

CAMBREX DECLARES QUARTERLY DIVIDEND

     The Cambrex Board of Directors declared the Company's regular quarterly cash dividend on its common stock of $0.03 per share for its shareholders of record as of November 4, 2005. The dividend is payable on November 18, 2005.

GUIDANCE

     The Company is revising its full year 2005 guidance for sales growth to be within the range of 1% to 3% and earnings for continuing operations to be in the range of $0.55 to $0.65 per fully diluted share. Guidance is being revised primarily due to delays in several early stage Biopharma projects, currently under development agreements and expected to be completed in 2006, and lower revenues from new business that was expected to be closed in 2005. The Biopharma segment is still expected to approximately break even in the fourth quarter 2005.

     For the year 2005, guidance for capital expenditures, depreciation and amortization for continuing operations has been revised and is currently expected to be approximately $45 million, $37 million, and $2 million, respectively.

     The guidance for the full year 2005 tax rate has also been revised. The Company expects the full year 2005 effective tax rate to be approximately 35-40%. The full year and quarterly effective tax rates will continue to be highly sensitive to the geographic mix of income.

     The financial information contained in this press release is unaudited, subject to revision and should not be considered final until the third quarter 2005 Form 10-Q is filed with the US Securities and Exchange Commission.

CONFERENCE CALL AND WEBCAST

     The Conference Call to discuss third quarter 2005 earnings will begin at 8:30 a.m. Eastern Time on Friday, October 28, 2005 and last approximately 45 minutes. Those wishing to participate should call 1-888-634-4003 for Domestic, and +1-706-634-6653 for International. Please use the conference ID 9939073 and call approximately 10 minutes before the start time. The Conference Call will also be webcast in the Investor Relations section of the Cambrex website located at www.cambrex.com. The webcast will be available for approximately thirty (30) days following the call.

     A replay of the Conference Call will be available approximately two hours after the completion of the call through the end of business day, Friday, November 4, 2005 by calling 1-800-642-1687 for Domestic, and +1-706-645-9291 for
International. Please use the conference ID 9939073 to access the replay.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

FORWARD LOOKING STATEMENTS

     This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under The Securities Exchange Act of 1934, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions are used in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, un-collectable receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials. For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT CAMBREX

     Cambrex is a global, diversified life sciences company dedicated to providing products and services to accelerate and improve the discovery and commercialization of human therapeutics. The Company employs approximately 1,900 worldwide. For more information, please visit http://www.cambrex.com.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                                Financial Summary
               For the Quarters Ended September 30, 2005 and 2004
                    (in thousands, except earnings per share)

                                             2005       2004
                                          ---------   --------
Gross Sales ...........................   $ 104,500   $ 99,250
Operating Profit/(Loss) ...............   $   6,135   $(39,714)
Income/(Loss) Before Tax ..............   $   3,359   $(42 359)
Loss From Continuing Operations .......   $     (48)  $(44,861)
Loss From Discontinued Operations .....   $      --   $   (236)
Net Loss ..............................   $     (48)  $(45,097)

Earnings per share data (basic):
   Loss From Continuing Operations ....   $   (0.00)  $  (1.72)
   Loss From Discontinued Operations ..   $      --   $  (0.01)
                                          ---------   --------
   Net Loss ...........................   $   (0.00)  $  (1.73)
   Average Shares Outstanding .........      26,418     26,109

Earnings per share data (diluted):
   Loss From Continuing Operations ....   $   (0.00)  $  (1.72)
   Loss From Discontinued Operations ..   $      --   $  (0.01)
                                          ---------   --------
   Net Loss ...........................   $   (0.00)  $  (1.73)
   Average Shares Outstanding .........      26,418     26,109

                  Nine Months Ended September 30, 2005 and 2004
                    (in thousands, except earnings per share)

                                                   2005       2004
                                                 --------   --------
Gross Sales ..................................   $331,133   $321,750
Operating Profit/(Loss) ......................   $ 26,113   $(11,652)
lncome/(Loss) Before Tax .....................   $ 17,759   $(20,062)
Income/(Loss) From Continuing Operations .....   $ 11,122   $(30,763)
Loss From Discontinued Operations ............   $     --   $   (978)
Net lncome/(Loss) ............................   $ 11,122   $(31,741)

Earnings per share data (basic):
   Income/(Loss) From Continuing Operations ..   $   0.42   $  (1.18)
   Loss From Discontinued Operations .........   $     --   $  (0.04)
                                                 --------   --------
   Net lncome/(Loss) .........................   $   0.42   $  (1.22)
   Average Shares Outstanding ................     26,389     26,074

Earnings per share data (diluted): ...........
   Income/(Loss) From Continuing Operations ..   $   0.42   $  (1.18)
   Loss From Discontinued Operations .........   $     --   $  (0.04)
                                                 --------   --------
   Net lncome/(Loss) .........................   $   0.42   $  (1.22)
   Average Shares Outstanding ................     26,550     26,074

Note: All amounts in these financial statements and tables are for continuing operations unless otherwise indicated.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)


                               CAMBREX CORPORATION
         Gross Sales, Gross Profit & Operating Profit/(Loss) by Segment
               For the Quarters Ended September 30, 2005 and 2004
                                 (in thousands)

                                  Third Quarter 2005
               --------------------------------------------------------
                 Gross        Gross                 Operating
                 Sales    Profit/(Loss)    GP%    Profit/(Loss)    OP%
               --------   -------------   -----   -------------   -----
Bioproducts    $ 35,729      $18,481       51.7%     $ 5,024       14.1%
Biopharma         8,385       (2,137)     -25.5%      (4,368)     -52.1%
Human Health     60,386       20,478       33.9%      11,343       18.8%
Corporate            --           --                  (5,864)
               --------      -------                 -------
Total          $104,500      $36,822       35.2%     $ 6,135        5.9%
               ========      =======                 =======

                               Third Quarter 2004
               -------------------------------------------------
                Gross     Gross             Operating
                Sales     Profit    GP%   Profit/(Loss)     OP%
               -------   -------   ----   -------------   ------
Bioproducts    $33,958   $18,632   54.9%    $  6,379        18.8%
Biopharma       11,375     1,892   16.6%     (49,247)     -432.9%
Human Health    53,917    18,670   34.6%       9,146        17.0%
Corporate           --        --              (5,992)
               -------   -------            --------
Total          $99,250   $39,194   39.5%    $(39,714)      -40.0%
               =======   =======   ====


                       Gross Sales Comparison
               -------------------------------------
                 2005       2004
                 Gross     Gross     Change   Change
                 Sales     Sales       $         %
               --------   -------   -------   ------
Bioproducts    $ 35,729   $33,958   $ 1,771     5.2%
Biopharma         8,385    11,375    (2,990)  -26.3%
Human Health     60,386    53,917     6,469    12.0%
               --------   -------   -------
Total          $104,500   $99,250   $ 5,250     5.3%
               ========   =======   =======

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                          Statement of Profit and Loss
               For the Quarters Ended September 30, 2005 and 2004
                                 (in thousands)

                                             2005               2004
                                       ----------------   ----------------
                                                   % of               % of
                                        Amount    Sales    Amount    Sales
                                       --------   -----   --------   -----
Gross Sales                            $104,500   100.0%  $ 99,250   100.0%
   Commissions and Allowances             1,031     1.0%       620     0.6%
                                       --------           --------
Net Sales                               103,469    99.0%    98,630    99.4%
   Other Revenues                         1,116     1.1%     1,706     1.7%
                                       --------           --------
Net Revenue                             104,585   100.1%   100,336   101.1%
   Cost of Sales                         67,763    64.9%    61,142    61.6%
                                       --------           --------
Gross Profit                             36,822    35.2%    39,194    39.5%

Operating Expenses
   Marketing/Sales Expenses               8,468     8.1%     7,555     7.6%
   Research & Development Expenses        4,862     4.7%     4,520     4.5%
   Administrative Expenses               16,846    16.0%    17,650    17.8%
   Goodwill Impairment                       --     0.0%    48,720    49.1%
   Amortization                             511     0.5%       463     0.5%
                                       --------           --------
Total Operating Expenses                 30,687    29.3%    78,908    79.5%
                                       --------           --------
Operating Profit/(Loss)                   6,135     5.9%   (39,714)  -40.0%

Other Expenses
   Interest - Other                       2,801     2.7%     2,854     2.9%
   Other Income, net                        (25)    0.0%      (209)   -0.2%
                                       --------           --------
Total Other Expenses                      2,776     2.7%     2,645     2.7%
                                       --------           --------
Income/(Loss) Before Taxes                3,359     3.2%   (42,359)  -42.7%

   Income Tax Provision                   3,407     3.2%     2,502     2.5%
                                       --------           --------
Loss from Continuing Operations        $    (48)    0.0%  $(44,861)  -45.2%

Discontinued Operations

Loss From Discontinued Operations            --               (236)
                                       --------           --------
Net Loss                               $    (48)          $(45,097)
                                       ========           ========

Basic Earnings per Share
   Loss From Continuing Operations     $  (0.00)          $  (1.72)
   Loss From Discontinued Operations   $     --           $  (0.01)
                                       --------           --------
   Net Loss                            $  (0.00)          $  (1.73)

Diluted Earnings per Share
   Loss From Continuing Operations     $  (0.00)          $  (1.72)
   Loss From Discontinued Operations   $     --           $  (0.01)
                                       --------           --------
   Net Loss                            $  (0.00)          $  (1.73)

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
         Gross Sales, Gross Profit & Operating Profit/(Loss) by Segment
                  Nine Months Ended September 30, 2005 and 2004
                                 (in thousands)

                                     Nine Months 2005
               -----------------------------------------------------------
                                 Gross                 Operating
               Gross Sales   Profit/(Loss)    GP%    Profit/(Loss)    OP%
               -----------   -------------   -----   -------------   -----
Bioproducts      $113,638      $ 59,952       52.8%    $ 20,499       18.0%
Biopharma          27,747        (4,800)     -17.3%     (12,545)     -45.2%
Human Health      189,748        65,202       34.4%      34,373       18.1%
Corporate              --            --                 (16,214)
                 --------      --------                --------
Total            $331,133      $120,354       36.3%    $ 26,113        7.9%
                 ========      ========                ========

                                    Nine Months 2004
               ----------------------------------------------------------
                                                      Operating
               Gross Sales   Gross Profit    GP%   Profit/(Loss)     OP%
               -----------   ------------   ----   -------------   ------
Bioproducts      $102,190      $ 55,676     54.5%    $ 21,872        21.4%
Biopharma          31,739         3,303     10.4%     (53,065)     -167.2%
Human Health      187,821        67,692     36.0%      37,503        20.0%
Corporate              --            --               (17,962)
                 --------      --------              --------
Total            $321,750      $126,671     39.4%    $(11,652)       -3.6%
                 ========      ========              ========

                          Gross Sales Comparison
               --------------------------------------------
                   2005          2004       Change   Change
               Gross Sales   Gross Sales      $         %
               -----------   -----------   -------   ------
Bioproducts      $113,638      $102,190    $11,448    11.2%
Biopharma          27,747        31,739     (3,992)  -12.6%
Human Health      189,748       187,821      1,927     1.0%
                 --------      --------    -------
Total            $331,133      $321,750    $ 9,383     2.9%
                 ========      ========    =======

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                          Statement of Profit and Loss
             For the Nine Months Ended September 30, 2005 and 2004
                                 (in thousands)

                                                    2005               2004
                                              ----------------   ----------------
                                                          % of               % of
                                               Amount    Sales    Amount    Sales
                                              --------   -----   --------   -----
Gross Sales                                   $331,133   100.0%  $321,750   100.0%
   Commissions and Allowances                    3,696     1.1%     2,278     0.7%
                                              --------           --------
Net Sales                                      327,437    98.9%   319,472    99.3%
   Other Revenues                                5,827     1.7%     6,545     2.0%
                                              --------           --------
Net Revenue                                    333,264   100.6%   326,017   101.3%
   Cost of Sales                               212,910    64.3%   199,346    61.9%
                                              --------           --------
Gross Profit                                   120,354    36.3%   126,671    39.4%

Operating Expenses
   Marketing/Sales Expenses                     25,233     7.6%    23,413     7.3%
   Research & Development Expenses              16,601     5.0%    13,936     4.3%
   Administrative Expenses                      50,689    15.3%    52,737    16.5%
   Goodwill Impairment                              --     0.0%    48,720    15.1%
   Other, net                                       --     0.0%    (1,863)   -0.6%
   Amortization                                  1,718     0.5%     1,380     0.4%
                                              --------           --------
Total Operating Expenses                        94,241    28.4%   138,323    43.0%
                                              --------           --------
Operating Profit/(Loss)                         26,113     7.9%   (11,652)   -3.6%

Other Expenses
   Interest - Other                              8,281     2.5%     8,471     2.6%
   Other Expenses/(Income)                          73     0.0%       (61)    0.0%
                                              --------           --------
Total Other Expenses                             8,354     2.5%     8,410     2.6%
                                              --------           --------
Income/(Loss) Before Taxes                      17,759     5.4%   (20,062)   -6.2%
   Provision for Income Taxes                    6,637     2.0%    10,701     3.4%
                                              --------           --------
Income/(Loss) From Continuing Operations      $ 11,122     3.4%  $(30,763)   -9.6%

Discontinued Operations

Loss From Discontinued Operations                   --               (978)
                                              --------           --------
Net Income/(Loss)                             $ 11,122           $(31,741)
                                              ========           ========
Basic Earnings per Share
   Income/(Loss) From Continuing Operations   $   0.42           $  (1.18)
   Loss From Discontinued Operations          $     --           $  (0.04)
                                              --------           --------
   Net Income/(Loss)                          $   0.42           $  (1.22)

Diluted Earnings per Share
   Income/(Loss) From Continuing Operations   $   0.42           $  (1.18)
   Loss From Discontinued Operations          $     --           $  (0.04)
                                              --------           --------
   Net Income/(Loss)                          $   0.42           $  (1.22)

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                           Consolidated Balance Sheet
                 As of September 30, 2005 and December 31, 2004
                                 (in thousands)

                                                          2005       2004
                                                        --------   --------
Assets

Cash and Cash Equivalents                               $ 32,760   $ 91,532
Trade Receivables, net                                    63,793     68,370
Inventories, net                                         101,716     91,039
Deferred Tax Asset                                         4,806      2,605
Other Current Assets                                      21,896     20,825
                                                        --------   --------
   Total Current Assets                                  224,971    274,371

Property, Plant and Equipment, Net                       258,446    280,790
Goodwill and Other Intangibles                           225,325    230,656
Other Non-Current Assets                                   5,550      6,168
                                                        --------   --------
   Total Assets                                         $714,292   $791,985
                                                        ========   ========
Liabilities and Stockholders' Equity

Trade Accounts Payable                                  $ 34,746   $ 38,552
Accrued Liabilities                                       48,925     52,181
Short-term Debt and Current Portion of Long-term Debt      2,072      1,400
                                                        --------   --------
   Total Current Liabilities                              85,743     92,133

Long-term Debt                                           183,257    226,187
Deferred Tax Liabilities                                  20,383     21,686
Other Non-Current Liabilities                             57,863     60,663
                                                        --------   --------
   Total Liabilities                                    $347,246   $400,669

   Stockholders' Equity                                 $367,046   $391,316
                                                        --------   --------
   Total Liabilities and Stockholders' Equity           $714,292   $791,985
                                                        ========   ========

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Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com